EXHIBIT 99.1

Cosmos Health Set for Substantial Growth From Acquisitions Completed in 2023

•	In 2023, Cosmos Health concluded multiple acquisitions, including Cana Laboratories, the distribution network owned by Bikas GP, and ZipDoctor.
•	These acquisitions are projected to contribute almost $4 million in incremental group annual revenue in FY 2023.
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Projected FY 2024 group revenue from these acquisitions is expected to increase by at least $12.5M, or over 25%, versus FY 2022, with the following profitability metrics: gross profit of at least $3.1M and EBITDA in excess of $1.3M.

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Cana Laboratories, the primary driver among 2023 acquisitions, is expanding by increasing production capacity, acquiring licenses, finalizing contract manufacturing agreements, and establishing a new R&D lab.

CHICAGO, IL / ACCESSWIRE / December 27, 2023 / Cosmos Health Inc. ("Cosmos Health" or the “Company'') (NASDAQ:COSM), a diversified, vertically integrated global healthcare group engaged in innovative R&D, owner of proprietary pharmaceutical and nutraceutical brands, manufacturer and distributor of healthcare products, and operator of a telehealth platform, today provided a business update highlighting the expected revenue growth resulting from the various companies and assets it acquired within 2023, as well as a forecast for revenue, gross profit, and EBITDA in the upcoming year, exclusively attributed to these acquisitions.

In 2023, Cosmos Health completed the acquisitions, among others, of GMP-licensed pharmaceutical company Cana Laboratories (“Cana”), the pharmacy distribution network from Bikas GP, and telehealth company ZipDoctor. The acquisitions increased the Company's asset base by $15.5 million, including a bargain purchase gain of $1.7 million, and carry zero debt.

The Company’s efforts to integrate these acquisitions, to date, are yielding positive results. For FY 2023, they are set to contribute almost $4 million in incremental group annual revenue, an approximate 8% increase versus FY 2022. This is despite the acquisitions having contributed for less than six months in the full year, as Cana Laboratories and Bikas GP were completed towards the end of the first half of the year, and ZipDoctor at the beginning of the second quarter. On an annualized basis, these acquisitions would have contributed approximately 16% growth in company-wide annual revenue versus FY 2022.

Management believes that these acquisitions have significant growth potential. For FY 2024, the Company projects, solely based on these acquisitions, total revenue to increase by more than $12.5 million, a 25% increase compared to FY 2022. The Company also expects to generate a gross profit of over $3.1 million, representing a gross margin of approximately 25%, and an EBITDA exceeding $1.3 million, equating to an EBITDA margin of at least 10.4%. Moreover, the fixed asset base of the acquired companies, including unencumbered real estate such as the 54,000 sq. ft production facility owned by Cana, provides strong financial flexibility.

Going forward, Cosmos Health will continue to invest in the companies and assets it has acquired to pursue various opportunities, with Cana being at the epicenter. Cana is currently involved in a number of projects including ramping up its production capacity to accommodate the increased demand for its proprietary brands globally, including C-Sept, and is nearing the finalization of several contract manufacturing agreements with both local and multinational pharmaceutical companies. What's more, the acquisition of more than 10 licenses for innovative and fast-moving drugs should position Cana not just as a contract manufacturing company, but as a fully integrated pharmaceutical company with capabilities spanning from drug development and production to marketing and sales.

Greg Siokas, Chief Executive Officer of Cosmos Health, stated: “We are thrilled that our 2023 acquisitions are starting to pay off. As I have stated in the past, Cana stands out for many reasons, and we consider it to be one of our crown jewels due to its proprietary brands such as bio-bebe and C-Scrub, strong relationships with large multinational companies, and of course, its extremely valuable GMP pharmaceutical license, which allows us to produce medicines and be vertically integrated. We are also in the process of moving our R&D department to the facilities of Cana, which should further increase efficiencies and accelerate various efforts. In short, we anticipate generating substantial profits from these investments, and they are one of the main contributing factors that make us confident in reiterating our 2026 inaugural guidance issued earlier this year.”

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM), incorporated in 2009 in Chicago, Illinois, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe® and C-Sept®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency, it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www.skypremiumlife.com, www.cana.gr, and www.zipdoctor.co, as well as LinkedIn and X.

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Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could", are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company's ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic and the war in Ukraine, on the Company's business, operations and the economy in general, and the Company's ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's filings with the SEC, which are available at the SEC's website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations

Paul Lampoutis

Capital Link, Inc.

230 Park Avenue, Suite 1540

New York, N.Y. 10169

Tel.: (212) 661-7566

Fax: (212) 661-7526

E-Mail: Cosmoshealth@capitallink.com

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